Exhibit 10.4

EXHIBIT C

AGREEMENT FOR THE ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
INTELLECTUAL PROPERTY, TRADE SECRETS, AND BUSINESS OPPORTUNITIES

This Assignment and Assumption Agreement (this “Agreement”) is dated as of May 24, 2022, (the “Effective Date”), by and among JanOne, Inc., and GeoTraq, Inc., each a Nevada corporation (collectively, the “Seller”), and SPYR, Inc. a Nevada corporation (“Buyer”). Seller and Buyer may be collectively referred to as the “Parties.”

RECITALS

WHEREAS, Assigning Party is a Nevada corporation formed and operating in good standing under the laws of the State of Nevada. The Parties entered into an Asset Purchase Agreement dated May 24, 2022, whereby Seller sold, and Buyer purchased, the Business of Seller as is more fully described in Section 1.01 of the Asset Purchase Agreement (“Assigned Assets.”).

WHEREAS, Assigning Party desires to assign to Assuming Party the Assigned Assets, and Assuming Party agrees to assume only the Assigned Assets, with no assumption of any liabilities associated therewith, with respect to the Assigned Assets as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

The Parties incorporate by reference the Recitals above into this Agreement and waive any rule of contract construction or interpretation that would limit or disallow any court of competent jurisdiction or arbitrator from referring to the Recitals in construing or enforcing this Agreement.

1.	Assignment and Assumption.

1.1	Assignment. Assigning Party irrevocably sells, assigns, grants, conveys, and transfers to Assuming Party Assigning Party’s right, title, and interest in and to the Assigned Assets.

1.2	Assumption. Assuming Party unconditionally accepts such assignment of the Assigned Assets, including, without limitation, the Assigned Assets set forward in Section 1.01 of the Asset Purchase Agreement, as the date of the Effective Date.

2.	Release.

2.1	Release.

(a) With the exception of liabilities not assumed by Assuming Party pursuant to Section 1.02 of the Asset Purchase Agreement, which shall remain the sole responsibility of Assigning Party, Assuming Party releases and forever discharges Assigning Party, as well as its shareholders, directors, officers, employees, agents, and representatives, from all further obligations arising under the Assigned Assets, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever arising out of or in any way connected to performance under the Assigned Assets.

2.2	Substitution. The parties intend that this Agreement is a novation and that the Assuming Party be substituted for the Assigning Party in all respects concerning the Assigned Assets. Assigning Party recognizes Assuming Party as Assigning Party’s successor-in-interest in and to the Assigned Assets. Assuming Party by this Agreement becomes entitled to all right, title, and interest of Assigning Party in and to the Assigned Assets in as much as Assuming Party is the substituted party to the Assigned Assets as of and after the Effective Date. Assuming Party shall be bound by the terms of the Assigned Assets in every way as if Assuming Party were named in the novated Assigned Assets in place of Assigning Party as a party thereto. Assigning Party represents and warrants that there is no payment or other liability of Assigning Party which has accrued and remains outstanding as of the Effective Date, which on the Effective Date, Assuming Party and Assigning Party agree becomes the sole responsibility of Assuming Party and not of Assigning Party.

3.	Consideration. In exchange for Assuming Party’s assumption of the Assigned Assets, Assigning Party receives the release in Section 2 hereof.

4.	Representations and Warranties.

4.1	Assigning Party’s Representations and Warranties. Assigning Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Nevada.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assigning Party, enforceable against it in accordance with its terms and not subject to defenses.

(f) It is the sole legal and beneficial owner of all the rights under the Assigned Assets on the Effective Date, free and clear of any lien, security interest, charge, or encumbrance.

(g) The Assigned Assets have not been amended or modified as of the Effective Date.

(h) The Assigned Assets are in full force and effect on the Effective Date. No event or condition has occurred that is, or with notice or passage of time would be, an event of default or termination under any of the Assigned Assets. There are no material disputes pending or, to its knowledge threatened related to any rights or obligations transferred by this Agreement.

(i) It has performed all of its obligations under the Assigned Assets that are required to be performed on or before the Effective Date.

4.2	Assuming Party’s Representations and Warranties. Assuming Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Nevada.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assuming Party, enforceable against it in accordance with its terms.

5.	Indemnification.

5.1	Assigning Party/Assuming Party/Mutual Indemnification. Subject to the terms and conditions set forth in Section 5.2, the Parties (each an “Indemnifying Party”) shall indemnify, hold harmless, and defend the other Party and its officers, directors, employees, agents, affiliates, successors, and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, that are incurred by Indemnified Party in a final non-appealable judgment (collectively, “Losses”), relating to/arising out of or resulting from any third-party claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, or otherwise (“Claim”) or any direct Claim against Indemnifying Party alleging:

(a) A material breach or non-fulfillment of any material representation, warranty, or covenant under any representation or warranty set forth in this Agreement by Indemnifying Party or its representatives;

(b) Any grossly negligent or more culpable act or omission of Indemnifying Party or any of its representatives (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement; or,

(c) Any damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of Indemnifying Party or its representatives including any reckless or willful misconduct;

(d) Any failure by Indemnifying Party to materially comply with any applicable U.S. federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement; or

(e) Any liability not assumed by Assuming Party pursuant to the Asset Purchase Agreement.

5.2	Exceptions and Limitations on Indemnification. Despite anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any Claim if such Claim or corresponding Losses arise out of or result from, in whole or in part, Indemnified Party’s:

(a) Gross negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b) Bad faith failure to materially comply with any of its material obligations set forth in this Agreement.

5.3	Sole Remedy. THIS SECTION 5 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF THE INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR THE INDEMNIFIED PARTY FOR ANY LOSSES COVERED UNDER

SECTION 5.

6.	Miscellaneous.

6.1	Further Assurances. On the other party’s reasonable request, each party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

6.2	Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein will survive the expiration or earlier termination of this Agreement for a period of 12 months after such expiration or termination; and (b) all sections of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, will survive the expiration or earlier termination of this Agreement for the period specified therein, or if nothing is specified for a period of 12 months after such expiration or termination.

6.3	Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile [or email] (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

If to Assigning Party:	JanOne, Inc. 325 E. Warm Springs Road Suite 102 Las Vegas, NV 89119 Facsimile: [FAX NUMBER] Email: T.isaac@isaac.com Attention: Chief Executive Officer

with a mandatory copy (that does not constitute notice) to:	Clark Hill PLC 555 Flower Street, 24th Floor Los Angeles, CA 90071 Email: rkatz@clarkhill.com Attention: Randy Katz

If to Assuming Party:	SPYR, Inc. 6700 Woodlands Parkway Ste. 230 The Woodlands, TX 77382 Email: timmatula@comcast.net Attention: Tim Matula

with a mandatory copy (that does not constitute notice) to:	Mailander Law Office, Inc. 4811 49th Street San Diego, CA 92115 Email: tad@mailanderlaw.net Attention: Tad Mailander

6.4	Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

6.5	Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

6.6	Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.7	Entire Agreement. This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

6.8	Amendment and Modification. No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorized representative of each party to this Agreement.

6.9	Waiver.

(a) No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and signed by an authorized representative of the party waiving its right.

(b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated and does not operate as a waiver on any future occasion.

(c) None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii) any act, omission, or course of dealing between the parties.

6.10	Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties, or otherwise. Despite the previous sentence, the parties intend that Indemnified Party’s rights under Section 6 are its exclusive remedies for the events specified therein.

6.11	Equitable Remedies. Each Party acknowledges that a breach or threatened breach by it of any of its obligations under this Agreement would give rise to irreparable harm to the other Party for which monetary damages would not be an adequate remedy and hereby agrees that if a breach or a threatened breach occurs, the other Party will, in addition to any and all other rights and remedies that may be available to it arising from such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

6.12	No Third-Party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective successors and assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

6.13	Choice of Law. This Agreement and all related documents including all schedules and exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Nevada, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Nevada.

6.15	Choice of Forum. Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement, and exhibits and schedules attached hereto, and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims], in any forum other than the state or federal courts of the State of Nevada sitting in Las Vegas, Nevada, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the state or federal courts of the State of Nevada sitting in Las Vegas. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

6.16	WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT

ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ABOUT ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS OR SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. [EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IF OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.]

6.17	Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

JANONE, INC.

GEOTRAQ, INC.

By	/s/ TONY ISAAC
Name:	TONY ISAAC
Title:	Chief Executive Officer

SPYR, INC.

By	/s/ TIM MATULA
Name:	TIM MATULA
Title:	Chief Executive Officer